EXHIBIT 99-1
PRESS RELEASE OF THE BANC CORPORATION DATED NOVEMBER 14, 2005
ROBERT PARRISH JOINS BANC CORPORATION BOARD
Birmingham, Alabama, November 14, 2005: Robert R. Parrish, Jr., a Tallahassee, Florida business leader, has been elected a director of The Banc Corporation (NASDAQ: TBNC) and The Bank, effective immediately. Parrish is President of Parrish Group, Inc., a holding company with substantial interests in the development, construction and ownership of residential, office, retail and warehouse properties in the Capital Region of Florida.
Stan Bailey, CEO of The Banc Corporation stated, “We are extremely fortunate to be associated with someone of Robert Parrish’s reputation and business successes. With our focus on soon expanding our Florida franchise eastward towards Tallahassee, his knowledge of the local markets and the real estate industry will be very beneficial to Bank management and the Board in the future.”
Parrish commented, “I’m very pleased to be elected to The Banc Corporation Board and to assist The Bank in its planned expansion in Florida. I was attracted to The Bank based on management’s clear vision for the company as a community bank, its entrepreneurial spirit and its potential to create considerable shareholder value in the future.”
Parrish has been very active in his industry and his community. Within the real estate industry, he is the past president of the Tallahassee Builders Association. In 2004, he was elected Secretary of the Florida Home Builders Association and will serve as President of that Association in 2008. In his community, Parrish has provided leadership to many organizations, including the Capital Regional Medical Center, Tallahassee Habitat for Humanity, Community Foundation of North Florida and many others.
In the third quarter of 2005, The Bank opened a loan production office in Tallahassee with plans to provide full-service banking to the market in the near future. Brad Cole has been named Tallahassee President. Cole is a 22-year veteran in the northern Florida markets and was the former Tallahassee City President of AmSouth Bank.
The Banc Corporation is a $1.38 billion community bank holding company, headquartered in Birmingham, Alabama. The principal subsidiary of The Banc Corporation is The Bank, a southeastern community bank. The Bank has a total of twenty-six branches, with nineteen locations throughout the state of Alabama and seven locations along Florida’s eastern panhandle. The Bank also has loan production offices in Montgomery, Alabama, Tallahassee, Florida and Panama City, Florida.
Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The Banc Corporation cautions that such “forward looking statements,” wherever they occur in this document or in other statements attributable to The Banc Corporation are necessarily estimates reflection the judgment of The Banc Corporation’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the ''forward looking statements.” Such ''forward looking statements’’ should, therefore, be considered in light of various important factors set forth from time to time in the Banc Corporation’s reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such “forward looking statements,” some of those factors general, economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by The Banc Corporation; and changes in the loan portfolio and the deposit base of The Banc

Corporation. The Banc Corporation disclaims any intent or obligation to update “forward looking statements.”
More information on The Banc Corporation and its subsidiaries may be obtained over the Internet, http://www.the-banc.com or by calling 1-887-326-BANK (2265).
Company Contact: Tom Jung, Executive Vice President, (205) 327-3547